                                                                    EXHIBIT 4.17




                                                  [Form of Prospectus Supplement
PROSPECTUS SUPPLEMENT                                      for Convertible Trust
(To Prospectus dated _______, 1996)                        Preferred Securities]

                  __________ Convertible Preferred Securities

                               NORAM FINANCING I
                  ___% Convertible Trust Preferred Securities
          (Liquidation amount $25 per Convertible Preferred Security)
                  guaranteed to the extent set forth herein by

                               NORAM ENERGY CORP.

         The ____% Convertible Trust Preferred Securities (the "Convertible Preferred Securities") offered hereby represent preferred undivided beneficial interests in the assets of NorAm Financing I, a statutory business trust formed under the laws of the State of Delaware ("NorAm Financing" or the "Trust"). NorAm Energy Corp., a Delaware corporation ("NorAm" or the "Company"), will directly or indirectly own all the common securities (the "Common Securities" and, together with the Convertible Preferred Securities, the "Trust
Securities") representing undivided beneficial interests in the assets of NorAm Financing. NorAm Financing exists for the sole purpose of issuing the Convertible Preferred Securities and Common Securities and investing the proceeds thereof in an equivalent amount of ____% Convertible Junior Subordinated Debentures (the "Convertible Debentures") of NorAm. The Convertible Debentures and the Convertible Preferred Securities in respect of which this Prospectus Supplement is being delivered shall be referred to herein as the "Offered Securities." The Convertible Debentures when issued will be unsecured obligations of NorAm. Upon an event of a default under the Declaration (as defined herein), the holders of Convertible Preferred
Securities will have a preference over the holders of the Common Securities with respect to payments in respect of distributions and payments upon redemption, liquidation and otherwise.
                                                        (continued on next page)

         SEE "RISK FACTORS" ON PAGE ___ OF THIS PROSPECTUS FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE CONVERTIBLE PREFERRED SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS OF DISTRIBUTIONS ON THE CONVERTIBLE PREFERRED SECURITIES MAY BE DEFERRED AND THE RELATED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF SUCH DEFERRAL.

         Application has been made to list the Convertible Preferred Securities on the New York Stock Exchange, Inc. (the "New York Stock Exchange"). If so approved, trading of the Convertible Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Convertible Preferred Securities. See "Underwriting."
                                ____________

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  Initial Public               Underwriting                Proceeds to
                                 Offering Price(1)             Commission(2)               Trust (3)(4)
Per Convertible Preferred
Security  . . . . . . . . .         $25.00                          (3)                    $25.00
Total . . . . . . . . . . .        $                                (3)                    $

(1)      Plus accrued distributions, if any, from _______ __, 1996.
(2) NorAm Financing and NorAm have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(3) In view of the fact that the proceeds of the sale of the Convertible Preferred Securities will be invested in the Convertible Debentures, NorAm has agreed to pay to the Underwriters as compensation (the "Underwriters' Compensation") for their arranging the investment therein of such proceeds $_____ per Convertible Preferred Security (or $_______ in the aggregate); provided, that such compensation for sales of 10,000 or more Convertible Preferred Securities to a single purchaser will be $__ per Convertible Preferred Security. Therefore, to the extent of such sales, the actual amount of Underwriters'

         Compensation will be less than the aggregate amount specified in the preceding sentence. See "Underwriting."
(4) Expenses of the offering which are payable by NorAm are estimated to be $_______________.

         The Convertible Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Convertible Preferred Securities will be made only in book-entry form through the facilities of The Depository Trust Company, on or about _________ __, 1996.

                                _______________

                         [                           ]


                                _______________

           The date of this Prospectus Supplement is _____ __, 1996.

(continued from previous page)

         Holders of the Convertible Preferred Securities are entitled to receive cumulative cash distributions at an annual rate of ___% of the liquidation amount of $25 per Convertible Preferred Security, accruing from the date of original issuance and payable quarterly in arrears on _________ __, _________ __, _________ __ and _________ __ of each year, commencing _________
__, 1996 ("distributions"). The payment of distributions out of moneys held by NorAm Financing and payments on liquidation of NorAm Financing or the redemption of Convertible Preferred Securities, as set forth below, are guaranteed by NorAm (the "Guarantee") to the extent NorAm Financing has funds available therefor. See "Description of Convertible Preferred Securities Guarantees" in the accompanying Prospectus and "Risk Factors -- Rights Under the Guarantee" herein. The Guarantee covers payments of distributions and other payments on the Convertible Preferred Securities only if and to the extent that NorAm has made a payment of interest or principal or other payments on the Convertible Debentures held by NorAm Financing as its sole asset. The Guarantee, when taken together with NorAm's obligations under the Convertible Debentures and the Subordinated Indenture (as defined below) and its obligations under the Declaration (as defined below), including its liabilities to pay costs, expenses, debts and obligations of NorAm Financing (other than with respect to the Trust Securities), provide a full and unconditional guarantee of amounts due on the Convertible Preferred Securities. The obligations of NorAm under the Guarantee are subordinate and junior in right of payment to all other liabilities of NorAm and pari passu with the most senior preferred stock issued, from time to time, if any, by NorAm. The obligations of NorAm under the Convertible Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined herein) of NorAm, which aggregated approximately $__________ at _________ __, 1996, and rank pari passu with NorAm's other general unsecured creditors. The Convertible Debentures purchased by NorAm Financing may be subsequently distributed pro rata to holders of the Convertible Preferred Securities and Common Securities in connection with the dissolution of NorAm Financing, upon the occurrence of certain events.

         Each Convertible Preferred Security is convertible in the manner described herein at the option of the holder, at any time prior to the Conversion Expiration Date (as defined herein), into shares of Common Stock, par value $.625 per share, of NorAm ("NorAm Common Stock"), at the rate of ________ shares of NorAm Common Stock for each Convertible Preferred Security (equivalent to a conversion price of $______ per share of NorAm Common Stock), subject to adjustment in certain circumstances. See "Description of the Convertible Preferred Securities -- Conversion Rights." The last reported sale price of NorAm Common Stock, which is reported under the symbol "NAE" on the New York Stock Exchange Composite Tape, on ________, 1996, was $_____ per share.

         The distribution rate and the distribution payment date and other payment dates for the Convertible Preferred Securities will correspond to the interest rate and interest payment date and other payment dates on the Convertible Debentures, which will be the sole assets of NorAm Financing. As a result, if principal or interest is not paid on the Convertible Debentures, no amounts will be paid on the Convertible Preferred Securities. If NorAm does not make principal or interest payments on the Convertible Debentures, NorAm Financing will not have sufficient funds to make distributions on the Convertible Preferred Securities, in which event, the Guarantee will not apply to such distributions until NorAm Financing has sufficient funds available therefor.

         NorAm has the right to defer payments of interest on the Convertible Debentures by extending the interest payment period on the Convertible Debentures at any time for up to 20 consecutive quarters (each, an "Extension Period"). If interest payments are so deferred, distributions will also be deferred. During such Extension Period, distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at an annual rate of ___% per annum compounded quarterly, and during any Extension Period, holders of Convertible Preferred Securities will be required to include deferred interest income in their gross income for United States federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payments. There could be multiple Extension Periods of varying lengths throughout the term of the Convertible Debentures. See "Description of the Convertible Debentures -- Option to Extend Interest Payment Period." See "Risk Factors -- Option to Extend Interest Payment Period" and "United States Federal Income Taxation -- Original Issue Discount."

         The Convertible Debentures are redeemable by NorAm, in whole or in part, from time to time, on or after _____ __, ____, or at any time in certain circumstances upon the occurrence of a Tax Event (as defined herein). If NorAm redeems Convertible Debentures, NorAm Financing must redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Debentures so redeemed at $25 per Convertible Preferred Security plus accrued and unpaid distributions thereon (the "Redemption Price") to the date fixed for redemption. See "Description of the Convertible Preferred Securities -- Redemption." The Convertible Preferred Securities will be redeemed upon maturity of the Convertible Debentures. The Convertible Debentures mature on _____ __,____, [but the maturity date may be extended only once, for up to an additional ___ years at the option of NorAm, provided certain financial covenants are met]. [See "Description of the Convertible Debentures -- Option to Extend Maturity Date."] In addition, upon the occurrence of a Tax Event arising from a change in law or a change in legal interpretation regarding tax matters, unless the Convertible Debentures are redeemed in the limited circumstances described herein, NorAm Financing shall be dissolved, with the result that the Convertible Debentures will be distributed to the holders of the Convertible Preferred Securities, on a pro rata basis, in lieu of any cash distribution. See "Description of the Convertible Preferred Securities -- Tax Event Redemption or Distribution." In certain circumstances, NorAm will have the right to redeem the Convertible Debentures, which would result in the redemption by NorAm Financing of Trust Securities in the same amount on a pro rata basis. If the Convertible Debentures are distributed to the holders of the Convertible Preferred Securities, NorAm will use its best efforts to have the Convertible Debentures listed on the New York Stock Exchange or on such other exchange as the Convertible Preferred Securities are then listed. See "Description of the Convertible Preferred Securities -- Tax Event Redemption or Distribution" and "Description of the Convertible Debentures."

         In the event of the involuntary or voluntary dissolution, winding up or termination of NorAm Financing, the holders of the Convertible Preferred Securities will be entitled to receive for each Convertible Preferred Security a liquidation amount of $__ plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless, in connection with such dissolution, the Convertible Debentures are distributed to the holders of the Convertible Preferred Securities. See "Description of the Convertible Preferred Securities -- Liquidation Distribution Upon Dissolution."

                                _______________

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE THAT MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING TRANSACTIONS, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


                               NORAM ENERGY CORP.
                   SELECTED HISTORICAL FINANCIAL INFORMATION

         The following table sets forth selected historical financial information with respect to the Company for the periods indicated. This information should be read in conjunction with the Company's Consolidated Financial Statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and the Quarterly Report on Form 10-Q for the nine months ended September 30, 1996, which are incorporated by reference into this Prospectus Supplement. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus. The selected historical financial information for each of the five years in the period ended December 31, 1994, has been derived from the consolidated financial statements of the Company, which statements have been audited by Coopers & Lybrand L.L.P., independent public accountants. See "Experts" in the accompanying Prospectus. The data at and for the nine months ended September 30, 1996 and September 30, 1994 have been derived from the unaudited consolidated financial statements of the Company for such periods and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary to state fairly the information included therein in accordance with generally accepted accounting principles for interim financial information.

Results for the nine months ended September 30, 1996 are not necessarily indicative of results for any other interim period or for the year as a whole.


                           [insert financial tables]



                               NORAM ENERGY CORP.



                       [Insert information about Company]



                               NORAM FINANCING I

         NorAm Financing is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, dated as of _________ __, 1996, executed by NorAm, as sponsor (the "Sponsor"), and the trustees of NorAm Financing (the "NorAm Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on _________ __, 1996. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Convertible Preferred Securities, the purchasers thereof will own all of the Convertible Preferred Securities. See "Description of the Convertible Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company." NorAm will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of NorAm Financing. NorAm Financing exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Convertible Debentures and (iii) engaging in only those other activities necessary or incidental thereto.

         Pursuant to the Declaration, the number of NorAm Trustees will initially be four. Two of the NorAm Trustees (the "Regular Trustees") will be persons who are employees or officers of or who are affiliated with NorAm. The third trustee will be a financial institution that maintains its principal place of business in the state of Delaware and is unaffiliated with NorAm, which trustee will serve as institutional trustee under the Declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Property Trustee"). Initially, [Name of Property Trustee], a _________ banking corporation, will be the Property Trustee until removed or replaced by the holder of the Common Securities. For the purpose of compliance with the provisions of the Trust Indenture Act, [Name of Property Trustee] will act as trustee (the "Guarantee Trustee") under the Guarantee and as Debt Trustee (as defined herein) under the Subordinated Indenture. The fourth trustee will be an entity that maintains its principal place of business in the state of Delaware (the "Delaware Trustee"). Initially, ___________ an affiliate of the Property Trustee, will act as Delaware Trustee. See "Description of the Convertible Preferred Securities Guarantees" in the accompanying Prospectus. See "Description of the Convertible Preferred Securities -- Voting Rights."


         The Property Trustee will hold title to the Convertible Debentures for the benefit of the holders of the Trust Securities and the Property Trustee will have the power to exercise all rights, powers and privileges under the Subordinated Indenture (as defined herein) as the holder of the Convertible Debentures. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Convertible Debentures for the benefit of the holders of the Trust Securities. The Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Convertible Preferred Securities. NorAm, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any NorAm Trustee and to increase or decrease the number of NorAm Trustees. NorAm will pay all fees and expenses related to NorAm Financing and the offering of the Trust Securities. See "Description of the Convertible Debentures -- Miscellaneous."

         The rights of the holders of the Convertible Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act (the "Trust Act") and the Trust Indenture Act. See "Description of the Convertible Preferred Securities."

                                  RISK FACTORS

         Prospective purchasers of Convertible Preferred Securities should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters.

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE GUARANTEE, AND CONVERTIBLE
DEBENTURES

         NorAm's obligations under the Guarantee are subordinate and junior in right of payment to all liabilities of NorAm and pari passu with the most senior preferred stock issued, from time to time, if any, by NorAm. The obligations of NorAm under the Convertible Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness of NorAm and pari passu with obligations to or rights of NorAm's other general unsecured creditors. No payment of principal of (including redemption payments, if any), premium, if any, or interest on the Convertible Debentures may be made if (i) any Senior Indebtedness of NorAm is not paid when due and any applicable grace period with respect to such default has ended with such default not having been cured or waived or ceasing to exist, or (ii) the maturity of any Senior Indebtedness has been accelerated because of a default. As of _________ __, 1996, Senior Indebtedness aggregated approximately $____________. There are no terms in the Convertible Preferred Securities, the Convertible Debentures or the Guarantee that limit NorAm's ability to incur additional indebtedness, including indebtedness that ranks senior to the Convertible Debentures and the Guarantee. See "Description of the Convertible Preferred Securities Guarantees -- Status of the Convertible Preferred Securities Guarantees" and "Description of the Convertible Debentures" in the accompanying Prospectus, and "Description of the Convertible Debentures -- Subordination" herein.

RIGHTS UNDER THE GUARANTEE

         The Guarantee will be qualified as an indenture under the Trust Indenture Act. [Name of Property Trustee] will act as indenture trustee under the Guarantee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Guarantee Trustee"). The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Convertible Preferred Securities.

         The Guarantee guarantees to the holders of the Convertible Preferred Securities the payment of (i) any accrued and unpaid distributions that are required to be paid on the Convertible Preferred Securities, to the extent
NorAm Financing has funds available therefor, (ii) the Redemption Price, including all accrued and unpaid distributions with respect to Convertible Preferred Securities called for redemption by NorAm Financing, to the extent NorAm Financing has funds available therefor, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of NorAm Financing (other than in connection with the distribution of Convertible Debentures to the holders of Convertible Preferred Securities or a redemption of all the Convertible Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Convertible Preferred Securities to the date of the payment to the extent NorAm Financing has funds available therefor or (b) the amount of assets of NorAm Financing remaining available for distribution to holders of the Convertible Preferred Securities in liquidation of NorAm Financing. The holders of a majority in liquidation amount of the Convertible Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.
Notwithstanding the foregoing, any holder of Convertible Preferred Securities may institute a legal proceeding directly against NorAm to enforce such holder's right to receive payment under the Guarantee without first instituting a legal proceeding against NorAm Financing, the Guarantee Trustee or any other person or entity. If NorAm were to default on its obligation to pay amounts payable on the Convertible Debentures, NorAm
Financing would lack available funds for the payment of distributions or amounts payable on redemption of the Convertible Preferred Securities or otherwise, and, in such event, holders of the Convertible Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, holders of the Convertible Preferred Securities would rely on the enforcement (1) by the Property Trustee of its rights as registered holder of the Convertible Debentures against NorAm pursuant to the terms of the Convertible Debentures or (2) by such holder of its right against NorAm to enforce payments on Convertible Debentures. See "Description of the Convertible Preferred Securities Guarantees" and "Description of the Subordinated Debt Securities" in the accompanying Prospectus. The Declaration provides that each holder of Convertible Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Subordinated Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CONVERTIBLE PREFERRED SECURITIES

         If (i) NorAm Financing fails to pay distributions in full on the Convertible Preferred Securities for six consecutive quarterly distribution periods or (ii) a Declaration Event of Default (as defined herein) occurs and is continuing, then the holders of Convertible Preferred Securities would rely on the enforcement by the Property Trustee of its rights as a holder of the Convertible Debentures against NorAm. In addition, the holders of a majority in liquidation amount of the Convertible Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Convertible Debentures. If the Property Trustee fails to enforce its rights under the Convertible Debentures, a holder of Convertible Preferred Securities may institute a legal proceeding directly against NorAm to enforce the Property Trustee's rights under the Convertible Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of NorAm to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Convertible Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the Convertible Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, NorAm will be subrogated to the rights of such holder of Convertible Preferred Securities under the Declaration to the extent of any payment made by NorAm to such holder of Convertible Preferred Securities in such Direct Action. The holders of Convertible Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

         NorAm has the right under the Subordinated Indenture (as such term is defined in "Description of Convertible Debentures" herein) to defer payments of interest on the Convertible Debentures by extending the interest payment period at any time, and from time to time, on the Convertible Debentures. As a consequence of such an extension, quarterly distributions on the Convertible Preferred Securities would be deferred (but despite such deferral would continue to accrue with interest thereon compounded quarterly) by NorAm Financing during any such extended interest payment period. Such right to extend the interest payment period for the Convertible Debentures is limited to a period not exceeding 20 consecutive quarters. In the event that NorAm exercises this right to defer interest payments, then (a) NorAm shall not declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of NorAm Common Stock in connection with the satisfaction by NorAm of its obligations under any employee benefit plans or the satisfaction by NorAm of its obligations pursuant to any contract or security requiring NorAm to purchase shares of NorAm Common Stock, (ii) as a result of a reclassification of NorAm capital stock or the exchange or conversion of one class or series of NorAm's capital stock for another class or series of NorAm capital stock or (iii) the purchase of fractional interests in shares of NorAm's capital stock pursuant to the conversion or exchange provisions of such NorAm capital stock or the security being converted or exchanged (or make any guarantee payments with respect to the foregoing) and (b) NorAm shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by NorAm that rank pari passu with or junior to the Convertible Debentures. Prior to the termination of any such extension period, NorAm may further extend the interest payment period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters. Upon the termination of any Extension Period and the payment of all amounts then due, NorAm may commence a new Extension Period, subject to the above requirements. See "Description of the Convertible Preferred Securities -- Distributions" and "Description of the Convertible Debentures -- Option to Extend Interest Payment Period."

         Should NorAm exercise its right to defer payments of interest by extending the interest payment period, each holder of Convertible Preferred Securities will continue to accrue income (as original issue discount ("OID")) in respect of the deferred interest allocable to its Convertible Preferred Securities for United States federal income tax purposes, which will be allocated but not distributed, to holders of record of Convertible Preferred Securities. As a result, each such holder of Convertible Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from NorAm Financing related to such income if such holder disposes of its Convertible Preferred Securities prior to the record date for the date on which distributions of such amounts are made. NorAm has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Convertible Debentures. However, should NorAm determine to exercise such right in the future, the market price of the Convertible Preferred Securities is likely to be affected. A holder that disposes of its Convertible Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Convertible Preferred Securities. In addition, as a result of the existence of NorAm's right to defer interest payments, the market price of the Convertible Preferred Securities (which represent an undivided beneficial interest in the Convertible Debentures) may be more volatile than other securities on which OID accrues that do not have such rights. See "United States Federal Income Taxation -- Original Issue Discount."

PROPOSED TAX LEGISLATION

          On December 7, 1995, as part of President Clinton's Seven-Year Balanced Budget Proposal, the Treasury Department proposed legislation (the "Proposed Legislation") that, among other things, would prevent companies from deducting interest on debt instruments with a maturity of more than 40 years and would treat as equity for United States federal income tax purposes instruments with a maximum term of more than 20 years that are not shown as indebtedness on the consolidated balance sheet of the issuer. On December 19, 1995, the Treasury Department issued a press release stating its intention to include as part of the Proposed Legislation transitional relief for debt instruments issued pursuant to a registration statement filed with the Securities and Exchange Commission (the "SEC") on or before December 7, 1995, to the extent of the aggregate amount of such debt instruments described in the registration statement or in contemporaneous documents of the issuer. In the case of a shelf registration statement (which registers securities for an offering to be made on a continuous or delayed basis in the future), transitional relief would be available only if the issuer had filed a prospectus supplement to the registration statement on or before December 7, 1995. If the Proposed Legislation were enacted in its current form, it would apply to the Convertible Debentures and the Convertible Preferred Securities if their maximum term were more than 20 years, and such securities would not qualify for the transition relief as presently contemplated because a prospectus supplement with respect to preferred securities of a trust was not filed as an exhibit to the shelf registration statement on or before December 7, 1995. If the Proposed Legislation were to apply to the Convertible Debentures, the United States federal income tax consequences of the purchase, ownership and disposition of the Convertible Preferred Securities would differ from those described herein. If the Proposed Legislation were to apply to the Convertible Debentures, the Company would not be able to deduct interest paid on the Convertible Debentures, which would constitute a Tax Event. A Tax Event could result in the distribution of the Convertible Debentures to holders of the Convertible Preferred Securities or, at the Company's option, redemption of the Convertible Debentures by the Company. See UNITED STATES FEDERAL INCOME TAXATION -- "Receipt of Convertible Debentures or Cash upon Liquidation of NorAm Financing." There can be no assurances as to whether or in what form the Proposed Legislation may be enacted into law or whether other legislation will be enacted that otherwise adversely affects the tax treatment of the Convertible Debentures and the Convertible Preferred Securities. The discussion herein assumes that the Proposed Legislation, if enacted, will not apply to the Convertible Debentures or the Convertible Preferred Securities.

TAX EVENT REDEMPTION OR DISTRIBUTION

         Upon the occurrence of a Tax Event, NorAm Financing shall be dissolved, except in the limited circumstance described below, with the result that the Convertible Debentures would be distributed to the holders of the Trust Securities in connection with the liquidation of NorAm Financing. In certain circumstances, NorAm shall have the right to redeem the Convertible Debentures, in whole or in part, in lieu of a distribution of the Convertible Debentures by NorAm Financing; in which event NorAm Financing will redeem the Trust Securities on a pro rata basis to the same extent as the Convertible Debentures are redeemed by NorAm. See "Description of the Convertible Preferred Securities -- Tax Event Redemption or Distribution."

         Under current United States federal income tax law, a distribution of Convertible Debentures upon the dissolution of NorAm Financing would not be a taxable event to holders of the Convertible Preferred Securities. Upon occurrence of a Tax Event, however, a dissolution of NorAm Financing in which holders of the Convertible Preferred Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation -- Receipt of Convertible Debentures or Cash Upon Liquidation of NorAm Financing."

         There can be no assurance as to the market prices for the Convertible Preferred Securities or the Convertible Debentures that may be distributed in exchange for Convertible Preferred Securities if a dissolution or liquidation of NorAm Financing were to occur. Accordingly, the Convertible Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Convertible Debentures that a holder of Convertible Preferred Securities may receive on dissolution and liquidation of NorAm Financing, may trade at a discount to the price that the investor paid to purchase the Convertible Preferred Securities offered hereby. Because holders of Convertible Preferred Securities may receive Convertible Debentures upon the occurrence of a Tax Event, prospective purchasers of Convertible Preferred Securities are also making an investment decision with regard to the Convertible Debentures and should carefully review all the information regarding the Convertible Debentures contained herein and in the accompanying Prospectus. See "Description of the Convertible Preferred Securities -- Tax Event Redemption or Distribution" and "Description of the Convertible Debentures -- General."

LIMITED VOTING RIGHTS

         Holders of Convertible Preferred Securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, NorAm Trustees, which voting rights are vested exclusively in the holder of the Common Securities. See "Description of Convertible Preferred Securities -- Voting Rights."

TRADING PRICE

         The Convertible Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Convertible Debentures. A holder who disposes of his Convertible Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Convertible Debentures through the date of disposition in income as ordinary income (i.e., OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Convertible Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "United States Federal Income Taxation -- Original Issue Discount" and "Sales of Convertible Preferred Securities."

                     RATIO OF EARNINGS TO FIXED CHARGES AND
                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

         The following table sets forth the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for NorAm on a historical basis for each of the five years in the period ended December 31, 1994, and for the nine-month period ended September 30, 1996 and September 30, 1994.


                        [Insert ratios and definitions]

           CAPITALIZATION OF NORAM ENERGY CORP. AT SEPTEMBER 30, 1996

         The following table sets forth the unaudited summary capitalization at September 30, 1996 of NorAm and its consolidated subsidiaries on a historical basis and on a pro forma basis after giving effect to the [Transactions]. See "Use of Proceeds" below. The table should be read in conjunction with NorAm's consolidated financial statements and notes thereto and other financial data incorporated by reference herein. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus.


                         [Insert capitalization table]


                 [Are any other pro forma adjustments needed?]





                              ACCOUNTING TREATMENT

         The financial statements of NorAm Financing will be reflected in NorAm's consolidated financial statements with the Convertible Preferred Securities shown as Company-obligated mandatorily redeemable convertible preferred securities of subsidiary Trust holding solely $____________ principal amount of ___% subordinated debentures of NorAm.

                                USE OF PROCEEDS

         All of the proceeds from the sale of the Convertible Preferred Securities will be invested by NorAm Financing in Convertible Debentures of NorAm issued pursuant to the Subordinated Indenture therefor described herein and ultimately will be used by NorAm for general corporate purposes, which may include capital expenditures, investments in subsidiaries, working capital, repayment of loans under bank credit agreements, repurchases of outstanding common shares under NorAm's repurchase program and other business opportunities.

              DESCRIPTION OF THE CONVERTIBLE PREFERRED SECURITIES

         The Convertible Preferred Securities will be issued pursuant to the terms of the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Property Trustee, _______________________, will act as indenture trustee for the Convertible Preferred Securities under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Convertible Preferred Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following summary of the principal terms and provisions of the Convertible Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part, the Trust Act and the Trust Indenture Act.

GENERAL

         The Declaration authorizes the Regular Trustees to issue on behalf of NorAm Financing the Trust Securities, which represent undivided beneficial interests in the assets of NorAm Financing. All of the Common Securities will be owned, directly or indirectly, by NorAm. The Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the Convertible Preferred Securities, except that upon the occurrence of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Convertible Preferred Securities. The Declaration does not permit the issuance by NorAm Financing of any securities other than the Trust Securities or the incurrence of any indebtedness by NorAm Financing. Pursuant to the Declaration, the Property Trustee will own the Convertible Debentures purchased by NorAm Financing for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by NorAm Financing, and payments upon redemption of the Convertible Preferred Securities or liquidation of NorAm Financing, are guaranteed by NorAm to the extent described under "Description of the Convertible Preferred Securities Guarantees" in the accompanying Prospectus. The Guarantee will be held by ________________, the Guarantee Trustee, for the benefit of the holders of the Convertible Preferred Securities. The Guarantee does not cover payment of distributions when NorAm Financing does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Convertible Preferred Securities is to
(1) vote to direct the Property Trustee to enforce the Property Trustee's rights under the Convertible Debentures or (2) if the failure of NorAm Financing to pay distributions is attributable to the failure of NorAm to pay interest or principal on the Convertible Debentures, to institute a proceeding directly against NorAm for enforcement of payment to such holder of the principal of or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the Convertible Preferred Securities of such holder on or after the respective due date specified in the Convertible Debentures. See "Description of the Convertible Preferred Securities -- Voting Rights."

DISTRIBUTIONS

         Distributions on the Convertible Preferred Securities will be fixed at a rate per annum of ___% of the stated liquidation amount of $25 per Convertible Preferred Security. Distributions in arrears for more than one quarter will bear interest thereon at the rate per annum of ____% thereof compounded quarterly. The term "distribution" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

          Distributions on the Convertible Preferred Securities will be cumulative, will accrue from _______ __, 1996, and will be payable quarterly in arrears on _______ __, _______ __, _______ __ and _______ __ of each year, commencing _______ __, 1996, when, as and if available for payment, distributions will be made by the Property Trustee, except as otherwise described below.

         NorAm has the right under the Subordinated Indenture to defer payments of interest on the Convertible Debentures by extending the interest payment period from time to time on the Convertible Debentures, which, if exercised, would defer quarterly distributions on the Convertible Preferred Securities (though such distributions would continue to accrue with interest since interest would continue to accrue on the Convertible Debentures) during any such extended interest payment period. Such right to extend the interest payment period for the Convertible Debentures is limited to a period not exceeding 20 consecutive quarters. In the event that NorAm exercises this right, then (a) NorAm shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of NorAm Common Stock in connection with the satisfaction by NorAm of its obligations under any employee benefit plans or the satisfaction by NorAm of its obligations pursuant to any contract or security requiring NorAm to purchase shares of NorAm Common Stock, (ii) as a result of a reclassification of NorAm capital stock or the exchange or conversion of one class or series of NorAm's capital stock for another class or series of NorAm capital stock or (iii) the purchase of fractional interests in shares of NorAm's capital stock pursuant to the conversion or exchange provisions of such NorAm capital stock or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing) and
(b) NorAm shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by NorAm that rank pari passu with or junior to such Convertible Debentures. Prior to the termination of any such Extension Period, NorAm may further extend the interest payment period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters. Upon the termination of any Extension Period and the payment of all amounts then due, NorAm may select a new Extension Period, subject to the above requirements. See "Description of the Convertible Debentures -- Interest" and "-- Option to Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Convertible Preferred Securities as they appear on the books and records of NorAm Financing on the record date next following the termination of such deferral period.

         Distributions on the Convertible Preferred Securities must be paid on the dates payable to the extent that NorAm Financing has funds available for the payment of such distributions in the Property Account. NorAm Financing's funds available for distribution to the holders of the Convertible Preferred Securities will be limited to payments received from NorAm on the Convertible Debentures. See "Description of the Convertible Debentures." The payment of distributions out of moneys held by NorAm Financing is guaranteed by NorAm to the extent set forth under "Description of the Convertible Preferred Securities Guarantees" in the accompanying Prospectus.

         Distributions on the Convertible Preferred Securities will be payable to the holders thereof as they appear on the books and records of NorAm Financing on the relevant record dates, which, as long as the Convertible Preferred Securities remain in book-entry only form, will be one Business Day prior to the relevant payment dates. Such distributions will be paid through the Property Trustee who will hold amounts received in respect of the Convertible Debentures in the Property Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "Book-Entry Only Issuance -- The Depository Trust Company" below. In the event that the Convertible Preferred Securities do not continue to remain in book-entry only form, the Regular Trustee shall have the right to select relevant record dates, which shall be more than one Business Day prior to the relevant payment dates. In the event that any date on which distributions are to be made on the Convertible Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such record date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York City (in the State of New York) are permitted or required by any applicable law to close.

CONVERSION RIGHTS

         General. The Convertible Preferred Securities will be convertible at any time prior to the close of business on ____________, ____ (the "Conversion Expiration Date"), at the option of the holders thereof and in the manner described below, into shares of NorAm Common Stock at an initial conversion rate of ___ shares of NorAm Common Stock for each preferred security (equivalent to a conversion price of $_______ per share of NorAm Common Stock), subject to adjustment as described under "-- Conversion Price Adjustments" below.

         The terms of the Convertible Preferred Securities provide that a holder of a Convertible Preferred Security wishing to exercise its conversion right shall surrender such Convertible Preferred Security, together with an irrevocable conversion notice, to the Property Trustee, as conversion agent (the "Conversion Agent"), which shall, on behalf of such holder, exchange such Convertible Preferred Security for a portion of the Convertible Debentures and immediately convert an equivalent amount of Convertible Debentures into NorAm Common Stock. Holders may obtain copies of the required form of the conversion notice from the Conversion Agent. So long as a book-entry system for the Convertible Preferred Securities is in effect, however, procedures for converting the Convertible Preferred Securities into shares of NorAm Common Stock will differ, as described under "-- Book-Entry Only Issuance -- The Depository Trust Company."

         Holders of Convertible Preferred Securities at the close of business on a dividend record date will be entitled to receive any declared distribution on such Convertible Preferred Securities with respect to the corresponding distribution payment date notwithstanding the conversion of such Convertible Preferred Securities following such distribution record date but prior to such distribution payment date. Except as provided in the immediately preceding sentence, neither NorAm Financing nor NorAm will make, or be required to make, any payment, allowance or adjustment for accumulated and unpaid distributions, whether or not in arrears, on converted Convertible Preferred Securities, and the delivery of the NorAm Common Stock upon conversion of the Convertible Preferred Securities shall be deemed to constitute full payment for all accrued and unpaid distributions on the Convertible Preferred Securities. NorAm will make no payment or allowance for distributions on the shares of NorAm Common Stock issued upon such conversion, except to the extent that such shares of NorAm Common Stock are held of record on the record date for any such dividends. Each conversion will be deemed to have been effected immediately prior to the close of business on the day on which the related conversion notice was received by the Conversion Agent.

         No fractional shares of NorAm Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid by NorAm in cash based on the Current Market Price of the NorAm Common Stock on the date such Convertible Preferred Securities are surrendered for conversion.

         Conversion Price Adjustments - General. The conversion price is also subject to adjustment in certain events, including (a) the issuance of shares of NorAm Common Stock as a dividend or a distribution with respect to NorAm Common Stock, (b) subdivisions, combinations and reclassification of NorAm Common Stock, (c) the issuance to all holders of NorAm Common Stock of rights or warrants entitling them (for a period not exceeding 45 days) to subscribe for shares of NorAm Common Stock at less than the current market price, (d) the distribution to all holders of NorAm Common Stock of evidences of indebtedness of the Company, securities or capital stock, cash or assets (including securities, but excluding those rights, warrants, dividends and distributions referred to above and dividends and distributions paid exclusively in cash),
(e) the payment of dividends (and other distributions) on NorAm Common Stock paid exclusively in cash, excluding cash dividends if the annualized per share amount thereof does not exceed 15% of the current market price of NorAm Common Stock as of the trading day immediately preceding the date of declaration of such dividend, and (f) payment to holders of Common Stock in respect of a tender or exchange offer (other than an odd-lot offer) by NorAm for NorAm Common Stock at a price in excess of 110% of the current market price of NorAm Common Stock as of the trading day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer.

         NorAm from time to time may reduce the conversion price of the Convertible Debentures (and thus the conversion price of the Convertible Preferred Securities) by any amount selected by NorAm for any period of at least 20 days, in which case NorAm shall give at least 15 days' notice of such reduction. NorAm may, at its option, make such reductions in the conversion price, in addition to those set forth above, as the NorAm Board of Directors deems advisable to avoid or diminish any income tax to holders of NorAm Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "Certain Federal Income Tax Considerations - Adjustment of Conversion Price".

         No adjustment of the conversion price will be made upon the issuance of any shares of NorAm Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of NorAm and the investment of additional optional amounts in shares of NorAm Common Stock under any such plan. No adjustment in the conversion price will be required unless such adjustment would require a change of at least one percent (1%) in the price then in effect; provided, however, that any adjustment that would not be required to be made shall be carried forward and taken into account in any subsequent adjustment. [If any action would require adjustment of the conversion price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the holder of the Convertible Preferred Securities.]

         Conversion Price Adjustments - Merger, Consolidation or Sale of Assets
of NorAm.   In the event that NorAm shall be a party to any transaction
(including, without limitation, and with certain exceptions, (a) recapitalization or reclassification of the NorAm Common Stock, (b) consolidation of NorAm with, or merger of NorAm into, any other Person, or any merger of another Person into NorAm, (c) any sale or transfer of all or substantially all of the assets of NorAm or (d) any compulsory share exchange) pursuant to which the NorAm Common Stock is converted into the right to receive other securities, cash or other property, (each of the foregoing being referred to as a "Transaction"), then the holders of Convertible Preferred Securities then outstanding shall have the right to convert the Convertible Preferred Securities into the kind and amount of securities, cash and other property receivable upon the consummation of such Transaction by a holder of the number of shares of NorAm Common Stock issuable upon conversion of such Convertible Preferred Securities immediately prior to such Transaction.

         In the case of a Transaction, each Convertible Preferred Security would become convertible into the securities, cash or property receivable by a holder of the number of shares of NorAm Common Stock into which such Convertible Preferred Security was convertible immediately prior to such Transaction. This change could substantially lessen or eliminate the value of the conversion privilege associated with the Convertible Preferred
Securities in the future. For example, if NorAm were acquired in a cash merger, each Convertible Preferred Security would become convertible solely into cash and would no longer be convertible into securities whose value would vary depending on the future prospects of NorAm and other factors.

REDEMPTION

         The Convertible Debentures will mature on _______ __, ____, [unless the maturity date is extended], and may be redeemed, in whole or in part, at any time on or after _______ __, ____, unless the maturity date is extended at the option of NorAm (provided certain financial covenants are met), or at any time in certain circumstances upon the occurrence of a Tax Event [See "Description of the Convertible Debentures -- Option to Extend Maturity Date]. Upon the repayment of the Convertible Debentures, whether at maturity or upon redemption, the proceeds from such repayment or payment shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Debentures so repaid or redeemed at the Redemption Price; provided, that holders of Trust Securities shall be given not less than 30 nor more than 60 days notice of such redemption. See "Description of the Convertible Debentures -- Optional Redemption." In the event that fewer than all of the outstanding Convertible Preferred Securities are to be redeemed, the Convertible Preferred Securities will be redeemed pro rata as described under "Book-Entry Only Issuance-the Depository Trust Company" below.

TAX EVENT REDEMPTION OR DISTRIBUTION

         "Tax Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that on or after the date of the Prospectus Supplement, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or announced or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the date of the Prospectus Supplement, there is more than an insubstantial risk that (i) the Trust is or will be within 90 days of the date thereof, subject to United States federal income tax with respect to interest accrued or received on the Debentures, (ii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges, or (iii) interest payable by the Debenture Issuer to the Trust on the Debentures is not, or within 90 days of the date thereof will not be, deductible, in whole or in part, by the Debenture Issuer for United States federal income tax purposes.

        If, at any time, a Tax Event (as defined above) shall occur and be continuing, NorAm Financing shall, except in the limited circumstances described below, be dissolved with the result that the Convertible Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Securities, would be distributed to the holders of the Trust Securities in liquidation of such holders' interests in NorAm Financing on a pro rata basis within 90 days following the occurrence of such Tax Event; provided, that such dissolution and distribution shall be conditioned on (i) the Regular Trustee's receipt of an opinion of nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Trust Securities will not recognize any gain or loss for United States federal income tax purposes as a result of such dissolution and distribution of Convertible Debentures and (ii) NorAm being unable to avoid such Tax Event within such 90 day period by taking some ministerial action or pursuing some other reasonable measure that will have no adverse effect on NorAm Financing, NorAm or the holders of the Trust Securities. Furthermore, if after receipt of a Dissolution Tax Opinion by the Regular Trustee (i) NorAm has received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that NorAm would be precluded from deducting the interest on the Convertible Debentures for United States federal income tax purposes, even after the Convertible Debentures were distributed to the holders of Trust Securities in liquidation of such holders' interests in NorAm Financing as described above, or (ii) the Regular Trustees shall have been informed by such tax counsel that they cannot deliver a No Recognition Opinion to NorAm Financing, NorAm shall have the right, upon not less than 30 nor more than 60 days notice, to redeem the Convertible Debentures, in whole or in part, for cash within 90 days following the occurrence of such Tax Event, and, following such redemption, Trust Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Debentures so redeemed shall be redeemed by NorAm Financing at the Redemption Price on a pro rata basis; provided, however, that if at the time there is available to NorAm or NorAm Financing the opportunity to eliminate, within such 90 day period, the Tax
Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that has no adverse effect on NorAm Financing, NorAm or the holders of the Trust Securities, NorAm or NorAm Financing will pursue such measure in lieu of redemption.

         If the Convertible Debentures are distributed to the holders of the Convertible Preferred Securities, NorAm will use its best efforts to cause the Convertible Debentures to be listed on the New York Stock Exchange or on such other exchange as the Convertible Preferred Securities are then listed.

         After the date for any distribution of Convertible Debentures upon dissolution of NorAm Financing, (i) the Convertible Preferred Securities will no longer be deemed to be outstanding, (ii) the Depositary or its nominee, as the record holder of the Convertible Preferred Securities, will receive a registered global certificate or certificates representing the Convertible Debentures to be delivered upon such distribution, and (iii) any certificates representing Convertible Preferred Securities not held by the Depositary or its nominee will be deemed to represent Convertible Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on such Convertible Preferred Securities until such certificates are presented to NorAm or its agent for transfer or reissuance.

         There can be no assurance as to the market prices for either the Convertible Preferred Securities or the Convertible Debentures that may be distributed in exchange for the Convertible Preferred Securities if a dissolution and liquidation of NorAm Financing were to occur. Accordingly, the Convertible Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Convertible Debentures that an investor may receive if a dissolution and liquidation of NorAm Financing were to occur, may trade at a discount to the price that the investor paid to purchase the Convertible Preferred Securities offered hereby.

REDEMPTION PROCEDURES

         NorAm Financing may not redeem fewer than all of the outstanding Convertible Preferred Securities unless all accrued and unpaid distributions have been paid on all Convertible Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

         If NorAm Financing gives a notice of redemption in respect of Convertible Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, provided that NorAm has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Convertible Debentures, NorAm Financing will irrevocably deposit with the Depositary funds sufficient to pay the applicable Redemption Price and will give the Depositary irrevocable instructions and authority to pay the Redemption Price to the holders of the Convertible Preferred Securities. See "Book-Entry Only Issuance -- The Depository Trust Company." If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of such Convertible Preferred Securities so called for redemption will cease, except the right of the holders of such Convertible Preferred Securities to receive the Redemption Price but without interest on such Redemption Price. In the event that any date fixed for redemption of Convertible Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Convertible Preferred Securities is improperly withheld or refused and not paid either by NorAm Financing, or by NorAm pursuant to the Guarantee, distributions on such Convertible Preferred Securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

         In the event that fewer than all of the outstanding Convertible Preferred Securities are to be redeemed, the Convertible Preferred Securities will be redeemed pro rata as described below under "Book-Entry Only Issuance -- The Depository Trust Company."

         Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), NorAm may at any time, and from time to time, purchase outstanding Convertible Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

         In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of NorAm Financing (each a "Liquidation"), the then holders of the Convertible Preferred Securities will be entitled to receive out of the assets of NorAm Financing, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $25 per Convertible Preferred Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Convertible Debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Convertible Preferred Securities have been distributed on a pro rata basis to the holders of the Convertible Preferred Securities.

         If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because NorAm Financing has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by NorAm Financing on the Convertible Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Convertible Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Convertible Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

         Pursuant to the Declaration, NorAm Financing shall terminate (i) on _______ __, 2025, the expiration of the term of the Trust, (ii) upon the bankruptcy of NorAm or the holder of the Common Securities, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to the holder of the Common Securities or NorAm, the filing of a certificate of cancellation with respect to NorAm Financing, or the revocation of the charter of the holder of the Common Securities or NorAm and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of Convertible Debentures upon the occurrence of a Tax Event, (v) upon the entry of a decree of a judicial dissolution of the holder of the Common Securities, NorAm or NorAm Financing, or (vi) upon the redemption of all the Trust Securities.

DECLARATION EVENTS OF DEFAULT

         An event of default under the Subordinated Indenture (a "Subordinated Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); provided, that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Convertible Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Convertible Preferred Securities have been so cured, waived, or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Convertible Preferred Securities and only the holders of the Convertible Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration, and therefore the Subordinated Indenture. If the Property Trustee fails to enforce its rights under the Convertible Debentures any holder of Convertible Preferred Securities may institute a legal proceeding against NorAm to enforce the Property Trustee's rights under the Subordinated Debt Securities. Notwithstand-ing the foregoing, if Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of NorAm to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Convertible Preferred Securities may directly institute a proceeding for enforcement of payment to such holder directly of the principal of or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the Convertible Preferred Securities of such holder on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, NorAm will be subrogated to the rights of such holder of Convertible Preferred Securities under the Declaration to the extent of any payment made by NorAm to such holder of Convertible Preferred Securities in such Direct Action. The holders of Convertible Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures.

          Upon the occurrence of a Declaration Event of Default, the Property Trustee as the sole holder of the Convertible Debentures will have the right under the Subordinated Indenture to declare the principal of and interest on the Convertible Debentures to be immediately due and payable. NorAm and NorAm Financing are each required to file annually with the Property Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

         Except as described herein, under the Trust Act, the Trust Indenture Act and under "Description of the Convertible Preferred Securities Guarantees -- Modification of the Convertible Preferred Securities Guarantees; Assignment" in the accompanying Prospectus, and as otherwise required by law and the Declaration, the holders of the Convertible Preferred Securities will have no voting rights.

         Subject to the requirement of the Property Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Convertible Preferred Securities, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration including the right to direct the Property Trustee, as holder of the Convertible Debentures, to (i) exercise the remedies available under the Subordinated Indenture with respect to the Convertible Debentures, (ii) waive any past Subordinated Indenture Event of Default that is waivable under Section 513 of the Subordinated Base Indenture (as defined herein), or (iii) exercise any right to rescind or annul a declaration that the principal of all the Convertible Debentures shall be due and payable; provided, however, that, where a consent or action under the Subordinated Indenture would require the consent or act of holders of more than a majority in principal amount of the Convertible Debentures (a "Super-Majority") affected thereby, only the holders of at least such Super-Majority of the Convertible Preferred Securities may direct the Property Trustee to give such consent or take such action. If the Property Trustee fails to enforce its rights under the Convertible Debentures, a record holder of Convertible Preferred Securities may, after such holder's written request to the Property Trustee to enforce such rights, institute a legal proceeding directly against NorAm to enforce the Property Trustee's rights under the Convertible Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. The Property Trustee shall notify all holders of the Convertible Preferred Securities of any notice of default received from the Debt Trustee with respect to the Convertible Debentures. Such notice shall state that such Subordinated Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Property Trustee shall not take any of the actions described in clauses (i), (ii) or (iii) above unless the Property Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, NorAm Financing will not fail to be classified as a grantor trust for United States federal income tax purposes.

In the event the consent of the Property Trustee, as the holder of the Convertible Debentures, is required under the Subordinated Indenture with respect to any amendment, modification or termination of the Subordinated Indenture, the Property Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a Super-Majority, the Property Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Trust Securities which the relevant Super-Majority represents of the aggregate principal amount of the Convertible Debentures outstanding. The Property Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the Property Trustee has obtained an opinion of tax counsel to the affect that for the purposes of United States federal income tax NorAm Financing will not be classified as other than a grantor trust.

         A waiver of a Subordinated Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

         Any required approval or direction of holders of Convertible Preferred Securities may be given at a separate meeting of holders of Convertible Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Convertible Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Convertible Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and
(iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Convertible Preferred Securities will be required for NorAm Financing to redeem and cancel Convertible Preferred Securities or distribute Convertible Debentures in accordance with the Declaration.

         Notwithstanding that holders of Convertible Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Convertible Preferred Securities that are owned at such time by NorAm or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, NorAm, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Convertible Preferred Securities were not outstanding.

         The procedures by which holders of Convertible Preferred Securities may exercise their voting rights are described below. See "-- Book-Entry Only Issuance -- The Depository Trust Company" below.

         Holders of the Convertible Preferred Securities will have no rights to appoint or remove the NorAm Trustees, who may be appointed, removed or replaced solely by NorAm as the indirect or direct holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION

         The Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Property Trustee), provided that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of NorAm Financing other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; provided, that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Convertible Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Securities.

        Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause NorAm Financing to be classified for purposes of United States federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Property Trustee or (iii) cause NorAm Financing to be deemed an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

         NorAm Financing may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body, except as described below. NorAm Financing may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided, that (i) such successor entity either
(x) expressly assumes all of the obligations of NorAm Financing under the Trust Securities or (y) substitutes for the Convertible Preferred Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) NorAm expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Convertible Debentures, (iii) the Convertible Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Convertible Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Convertible Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose identical to that of NorAm Financing, (vii) prior to such merger, consolidation, amalgamation or replacement, NorAm has received an opinion of a nationally recognized independent counsel to NorAm Financing experienced in such matters to the effect that, (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), and (B) following such merger, consolidation, amalgamation or replacement, neither NorAm Financing nor such successor entity will be required to register as an investment company under the 1940 Act and (viii) NorAm guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and the Common Securities Guarantee. Notwithstanding the foregoing, NorAm Financing shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause NorAm Financing or the Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes.

BOOK-ENTRY ONLY ISSUANCE-THE DEPOSITORY TRUST COMPANY

         The Depository Trust Company ("DTC") will act as securities depositary for the Convertible Preferred Securities. The Convertible Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global Convertible Preferred Securities certificates, representing the total aggregate number of Convertible Preferred Securities, will be issued and will be deposited with DTC.

         The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Convertible Preferred Securities as represented by a global certificate.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct

Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

         Purchases of Convertible Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Convertible Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Convertible Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Convertible Preferred Securities. Transfers of ownership interests in the Convertible Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Convertible Preferred Securities, except in the event that use of the book-entry system for the Convertible Preferred Securities is discontinued.

         To facilitate subsequent transfers, all the Convertible Preferred Securities deposited by Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Convertible Preferred Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Convertible Preferred Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Convertible Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

          Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

         Redemption notices shall be sent to Cede & Co. If less than all of the Convertible Preferred Securities are being redeemed, DTC will reduce the amount of the interest of each Direct Participant in such Convertible Preferred Securities in accordance with its procedures.

         Although voting with respect to the Convertible Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Convertible Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to NorAm Financing as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co. consenting or voting rights to those Direct Participants to whose accounts the Convertible Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). NorAm and NorAm Financing believe that the arrangements among DTC, Direct and Indirect Participants, and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in NorAm Financing.

        Distribution payments on the Convertible Preferred Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participant and not of DTC, NorAm Financing or NorAm, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment of distributions to DTC is the responsibility of NorAm Financing, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

         Except as provided herein, a Beneficial Owner in a global Convertible Preferred Security certificate will not be entitled to receive physical delivery of Convertible Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Convertible Preferred Securities.

         DTC may discontinue providing its services as securities depositary with respect to the Convertible Preferred Securities at any time by giving reasonable notice to NorAm Financing. Under such circumstances, in the event that a successor securities depositary is not obtained, Convertible Preferred Securities certificates are required to be printed and delivered.
Additionally, the Regular Trustees (with the consent of NorAm) may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depositary) with respect to the Convertible Preferred Securities. In that event, certificates for the Convertible Preferred Securities will be printed and delivered.

         The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that NorAm and NorAm Financing believe to be reliable, but neither NorAm nor NorAm Financing takes responsibility for the accuracy thereof.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

         The Property Trustee, prior to the occurrence of a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Convertible Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Convertible Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Property Trustee to take any action following a Declaration Event of Default.

CONVERSION AGENT AND PAYING AGENT

         ______________ shall act as Conversion Agent. In addition, in the event that the Convertible Preferred Securities do not remain in book-entry only form, the following provisions would apply:

         The Property Trustee will act as paying agent and may designate an additional or substitute paying agent at any time.

         Registration of transfers of Convertible Preferred Securities will be effected without charge by or on behalf of NorAm Financing, but upon payment (with the giving of such indemnity as NorAm Financing or NorAm may require) in respect of any tax or other government charges that may be imposed in relation to it.

         NorAm Financing will not be required to register or cause to be registered the transfer of Convertible Preferred Securities after such Convertible Preferred Securities have been called for redemption.

GOVERNING LAW

         The Declaration and the Convertible Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

         The Regular Trustees are authorized and directed to operate NorAm Financing in such a way so that NorAm Financing will not be required to register as an "investment company" under the 1940 Act or characterized as other than a grantor trust for United States federal income tax purposes.
NorAm is authorized and directed to conduct its affairs so that the Convertible Debentures will be treated as indebtedness of NorAm for United States federal income tax purposes. In this connection, NorAm and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of NorAm Financing or the certificate of incorporation of NorAm, that each of NorAm and the Regular Trustees determine in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Convertible Preferred Securities or vary the terms thereof.

         Holders of the Convertible Preferred Securities have no preemptive rights.


                   DESCRIPTION OF THE CONVERTIBLE DEBENTURES

         Set forth below is a description of the specific terms of the Convertible Debentures in which NorAm Financing will invest the proceeds from the issuance and sale of the Trust Securities. This description supplements the description of the general terms and provisions of the Convertible Debentures set forth in the accompanying Prospectus under the caption "Description of the Subordinated Debt Securities." The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying Prospectus and the Subordinated Indenture, dated as of ____________ __, 1996, (the "Subordinated Base Indenture") between NorAm and _____________________, as Trustee (the "Debt Trustee"), as supplemented by a First Supplemental
Subordinated Indenture, dated as of __________ __, 1996 (the    Subordinated
Base Indenture, as so supplemented, is hereinafter referred to as the "Subordinated Indenture"), the forms of which are filed as Exhibits to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. Certain capitalized terms used herein are defined in the Subordinated Indenture.

         Under certain circumstances involving the dissolution of NorAm Financing following the occurrence of a Tax Event, Convertible Debentures may be distributed to the holders of the Trust Securities in liquidation of NorAm Financing. See "Description of the Convertible Preferred Securities -- Tax Event Redemption or Distribution."

         If the Convertible Debentures are distributed to the holders of the Convertible Preferred Securities, NorAm will use its best efforts to have the Convertible Debentures listed on the New York Stock Exchange or on such other national securities exchange or similar organization on which the Convertible Preferred Securities are then listed or quoted.

GENERAL

         The Convertible Debentures will be issued as unsecured debt under the Subordinated Indenture. The Convertible Debentures will be limited in aggregate principal amount to approximately $____________________, such amount being the sum of the aggregate stated liquidation of the Convertible Preferred Securities and the capital contributed by NorAm in exchange for the Common Securities (the "NorAm Payment").

         The Convertible Debentures are not subject to a sinking fund provision. The entire principal amount of the Convertible Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon including Compound Interest (as defined herein) and Additional Interest (as defined herein), if any, on ______________ ___, ____[, subject to the election of NorAm to extend the scheduled maturity date of the Convertible Debentures to a date not later than _________ __, ____, which election is subject to NorAm's satisfying certain financial covenants]. [See"-- Option to Extend Maturity Date."]

         If Convertible Debentures are distributed to holders of Convertible Preferred Securities in liquidation of such holders' interests in NorAm Financing, such Convertible Debentures will initially be issued as a Global Security (as defined herein). As described herein, under certain limited circumstances, Convertible Debentures may be issued in certificated form in exchange for a Global Security. See "Book-Entry and Settlement" below. In the event that Convertible Debentures are issued in certificated form, such Convertible Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Convertible Debentures issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Convertible Debentures. In the event Convertible Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Convertible Debentures will be registrable and Convertible Debentures will be exchangeable for Convertible Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Property Trustee in ___________, New York; provided, that at the option of NorAm payment of interest may be made at the option of NorAm by check mailed to the address of the persons entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any Convertible Debentures is the Property Trustee, the payment of principal and interest on the Convertible Debentures held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

         The Subordinated Indenture does not contain provisions that afford the Convertible Debentures protection in the event of a highly leveraged transaction involving NorAm.

SUBORDINATION

         The Subordinated Indenture provides that the Convertible Debentures are subordinated and junior in right of payment to all Senior Indebtedness of NorAm. No payment of principal (including redemption and sinking fund payments), premium, if any, or interest on the Convertible Debentures may be made (i) if any Senior Indebtedness of NorAm is not paid when due, (ii) any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (iii) if the maturity of any Senior Indebtedness of NorAm has been accelerated because of a default. Upon any distribution of assets of NorAm to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of NorAm must be paid in full before the holders of Convertible Debentures are entitled to receive or retain any payment. Upon satisfaction of all claims of all Senior Indebtedness then outstanding, the rights of the holders of the Convertible Debentures will be subrogated to the rights of the holders of Indebtedness of NorAm to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Convertible Debentures are paid in full.

         The term "Senior Indebtedness" means, with respect to NorAm, (i) the principal, premium, if any, and interest in respect of (A) indebtedness of such obligor, for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor, including, without limitation, in the case of NorAm, all obligations under [list of outstanding Senior Instruments, if any], (ii) all capital lease obligations of such obligor, (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of such obligor for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction, (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Convertible Debentures and (2) any indebtedness between or among such obligor or its affiliates, including all other debt securities and guarantees in respect of those debt securities, issued to (a) any other NorAm Trust or a trustee of such trust and (b) any other trust, or a trustee of such trust, partnership or other entity affiliated with NorAm that is a financing vehicle of NorAm (a "financing entity") in connection with the issuance by such financial entity of Convertible Preferred Securities or other securities that rank pari passu with, or junior to, the Convertible Preferred Securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

         The Subordinated Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by NorAm. As of ____________ ____, 1996, Senior Indebtedness of NorAm aggregated approximately $______________.

OPTIONAL REDEMPTION

         NorAm shall have the right to redeem the Convertible Debentures, in whole or in part, from time to time, on or after ____________ ____, ____, or at any time in certain circumstances upon the occurrence of a Tax Event as described under "Description of the Convertible Preferred Securities-Tax Event Redemption or Distribution," upon not less than 30 nor more than 60 days notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Interest, if any, to the redemption date. If a partial redemption of the Convertible Preferred Securities resulting from a partial re demption of the Convertible Debentures would result in the delisting of the Convertible Preferred Securities, NorAm may only redeem the Convertible Debentures in whole.

INTEREST

         Each Convertible Debenture shall bear interest at the rate of ___% per annum from the original date of issuance, payable quarterly in arrears on _________ __, _________ __, _________ __ and _________ __ of each year (each an
"Interest Payment Date"), commencing _________ __, 1996, to the person in whose name such Convertible Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Convertible Debentures shall not continue to remain in book-entry only form, NorAm shall have the right to select record dates, which shall be more than one Business Day prior to the Interest Payment Date.

         The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Convertible Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

PROPOSED TAX LEGISLATION

         On December 7, 1995, as part of President Clinton's Seven-Year
Balanced Budget Proposal, the Treasury Department proposed legislation (the "Proposed Legislation") that, among other things, would prevent companies from deducting interest on debt instruments with a maturity of more than 40 years and would treat as equity for United States federal income tax purposes instruments with a maximum term of more than 20 years that are not shown as indebtedness on the consolidated balance sheet of the issuer. On December 19, 1995, the Treasury Department issued a press release stating its intention to include as part of the Proposed Legislation transitional relief for debt instruments issued pursuant to a registration statement filed with the Securities and Exchange Commission (the "SEC") on or before December 7, 1995, to the extent of the aggregate amount of such debt instruments described in the registration statement or in contemporaneous documents of the issuer. In the case of a shelf registration statement (which registers securities for an offering to be made on a continuous or delayed basis in the future), transitional relief would be available only if the issuer had filed a prospectus supplement to the registration statement on or before December 7, 1995. If the Proposed Legislation were enacted in its current form, it would apply to the Convertible Debentures and the Convertible Preferred Securities if their maximum term were more than 20 years, and such securities would not qualify for the transition relief as presently contemplated because a prospectus supplement with respect to preferred securities of a trust was not filed as an exhibit to the shelf registration statement on or before December
7, 1995. If the Proposed Legislation were to apply to the Convertible Debentures, the United States federal income tax consequences of the purchase, ownership and disposition of the Convertible Preferred Securities would differ from those described herein. In addition, if the Proposed Legislation were to apply to the Convertible Debentures, the Company would not be able to deduct interest paid on the Convertible Debentures, which would constitute a Tax Event. A Tax Event could result in the distribution of the Convertible Debentures to holders of the Convertible Preferred Securities or, at the Company's option, redemption of the Convertible Debentures by the Company. There can be no assurances as to whether or in what form the Proposed Legislation may be enacted into law or whether other legislation will be enacted that otherwise adversely affects the tax treatment of the Convertible Debentures and the Convertible Preferred Securities. The discussion herein assumes that the Proposed Legislation, if enacted, will not apply to the Convertible Debentures or the Convertible Preferred Securities.

[OPTION TO EXTEND MATURITY DATE

         The maturity date of the Convertible Debentures is _______ __, ____ (the "Scheduled Maturity Date"). NorAm, however, may, before the Scheduled Maturity Date, extend such maturity date no more than one time for up to an additional 19 years from the Scheduled Maturity Date; provided that (a) NorAm is not in bankruptcy or otherwise insolvent, (b) NorAm is not in default on any Convertible Debentures issued to a NorAm Trust or to any trustee of such trust in connection with an issuance of Trust Securities by such NorAm Trust, (c) NorAm has made timely payments on the Convertible Debentures for the immediately preceding 6 quarters without deferrals, (d) NorAm Financing is not in arrears on payments of distributions on the Convertible Preferred Securities, (e) the Convertible Debentures are rated Investment Grade by any one of Standard & Poor's Corporation, Moody's Investors Service, inc., Fitch Investor Services, Duff & Philps Credit Rating Company or any other nationally recognized statistical rating organization, and (f) the final maturity of such Convertible Debentures is not later than the 49th anniversary of the issuance of the Convertible Preferred Securities. Pursuant to the Declaration, the Regular Trustees are required to give notice of NorAm's election to extend the Scheduled Maturity Date to the holders of the Convertible Preferred Securities.]

OPTION TO EXTEND INTEREST PAYMENT PERIOD

         NorAm shall have the right at any time, and from time to time, during the term of the Convertible Debentures to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters, at the end of which Extension Period, NorAm shall pay all interest then accrued and unpaid (including any Additional Interest, as herein defined) together with interest thereon compounded quarterly at the rate specified for the Convertible Debentures to the extent permitted by applicable law ("Compound Interest"); provided, that during any such Extension Period, (a) NorAm shall not declare or pay dividends on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock (other than (i) purchases or acquisitions of shares of NorAm Common Stock in connection with the satisfaction by NorAm of its obligations under any employee benefit plans or the satisfaction by NorAm of its obligations pursuant to any contract or security requiring NorAm to purchase shares of NorAm Common Stock, (ii) as a result of a reclassification of NorAm capital stock or the exchange or conversion of one class or series of NorAm's capital stock for another class or series of NorAm capital stock or (iii) the purchase of fractional interests in shares of NorAm's capital stock pursuant to the conversion or exchange provisions of such NorAm capital stock or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing) and (b) NorAm shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by NorAm that rank pari passu with or junior to the Convertible Debentures. Prior to the termination of any such Extension Period, NorAm may further defer payments of interest by extending the interest payment period; provided, however, that, such Extension Period, including all such previous and further extensions, may not exceed 20 consecutive quarters or beyond the maturity of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, NorAm may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable. NorAm has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Convertible Debentures. If the Property Trustee shall be the sole holder of the Convertible Debentures, NorAm shall give the Regular Trustees and the Property Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Convertible Preferred Securities are payable or (ii) the date the Regular Trustees are required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Convertible Preferred Securities of the record date or the date such distribution is payable. The Regular Trustees shall give notice of NorAm's selection of such Extension
Period to the holders of the Convertible Preferred Securities. If the Property Trustee shall not be the sole holder of the Convertible Debentures, NorAm shall give the holders of the Convertible Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date upon which NorAm is required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Convertible Debentures of the record or payment date of such related interest payment.

CONVERSION OF THE CONVERTIBLE DEBENTURES

         The Convertible Debentures are convertible into NorAm Common Stock at the option of the holders of the Convertible Debentures at any time at the initial conversion price set forth on the cover page of this Prospectus subject to the conversion price adjustments described under "Description of the Convertible Convertible Preferred Securities--Conversion Rights". The Issuer has agreed not to convert Convertible Debentures held by it except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Convertible Preferred Securities. Upon surrender of a Convertible Preferred Security to the Conversion Agent for conversion, the Issuer will distribute $25 principal amount of the Convertible Debentures to the Conversion Agent on behalf of the holder of the Convertible Preferred Securities so converted, whereupon the Conversion Agent will convert such Convertible Debentures to NorAm Common Stock on behalf of such holder. NorAm's delivery to the holders of the Convertible Debentures (through the Conversion Agent) of the fixed number of shares of NorAm Common Stock into which the Convertible Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy NorAm's obligation to pay the principal amount of the Convertible Debentures so converted, and the accrued and unpaid interest thereon attributable to the period from the last date to which interest has been paid or duly provided for; provided, however, that if any Convertible Debenture is converted after a record date for payment of interest, the interest payable on the related interest payment date with respect to such Convertible Debenture shall be paid to the Issuer (which will distribute such interest to the converting holder) or other holder of Convertible Debentures, as the case may be, despite such conversion.

ADDITIONAL INTEREST

         If at any time NorAm Financing shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, NorAm will pay as additional interest ("Additional Interest") such additional amounts as shall be required so that the net amounts received and retained by NorAm Financing after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts NorAm Financing would have received had no such taxes, duties, assessments or other governmental charges been imposed.

INDENTURE EVENTS OF DEFAULT

         If any Subordinated Indenture Event of Default shall occur and be continuing, the Property Trustee, as the holder of the Convertible Debentures, will have the right to declare the principal of and the interest on the Convertible Debentures (including any Compound Interest and Additional Interest, if any) and any other amounts payable under the Subordinated Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Convertible Debentures. See "Description of Convertible Debentures -- Events of Default" in the accompanying Prospectus for a description of the Events of Default. A Subordinated Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Convertible Preferred Securities in certain circumstances have the right to direct the Property Trustee to exercise its rights as the holder of the Convertible Debentures. See "Description of the Convertible Preferred Securities -- Declaration Events of Default" and "Voting Rights."

         Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of NorAm to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable, NorAm acknowledges that then a holder of Convertible Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Convertible Debentures.
NorAm may not amend the First Supplemental Subordinated Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of all the holders of the Convertible Preferred Securities of NorAm Financing. Notwithstanding any payment made to such holder of Convertible Preferred Securities in connection with a Direct Action, NorAm shall remain obligated to pay the principal of or interest on the Convertible Debentures held by NorAm Financing or the Property Trustee of NorAm Financing, and NorAm will be subrogated to the rights of such holder of Convertible Preferred Securities with respect to payments on the Convertible Preferred Securities to the extent of any payments made by NorAm to such holder in any such Direct Action. The holders of Convertible Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures.

BOOK-ENTRY AND SETTLEMENT

         If distributed to holders of Convertible Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of NorAm Financing as a result of the occurrence of a Tax Event, the Convertible Debentures will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of the depositary or its nominee. Except under the limited circumstances described below, Convertible Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Convertible Debentures in definitive form. The Global Securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

         The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

          Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Convertible Debentures in definitive form and will not be considered the holders (as defined in the Subordinated Indenture) thereof for any purpose under the Subordinated Indenture, and no Global Security representing Convertible Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Subordinated Indenture.

THE DEPOSITARY

         If Convertible Debentures are distributed to holders of Convertible Preferred Securities in liquidation of such holders' interests in NorAm Financing, DTC will act as securities depositary for the Convertible Debentures. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Convertible Preferred Securities-Book-Entry Only Issuance-The Depository Trust Company." As of the date of this Prospectus Supplement, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Convertible Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by NorAm. NorAm may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depository for the Global Securities.

         None of NorAm, NorAm Financing, the Property Trustee, any paying agent and any other agent of NorAm or the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Convertible Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITARY'S SERVICES

         A Global Security shall be exchangeable for Convertible Debentures registered in the names of persons other than the Depositary or its nominee only if (i) the depositary notifies NorAm that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as such depositary and no successor Depositary shall have been appointed, (iii) NorAm, in its sole discretion, determines that such Global Security shall be so exchangeable or (iv) there shall have occurred an Event of Default with respect to such Convertible

Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Convertible Debentures registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

GOVERNING LAW

         The Subordinated Indenture and the Convertible Debentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

MISCELLANEOUS

         The Subordinated Indenture will provide that NorAm will pay all fees and expenses related to (i) the offering of the Trust Securities and the Convertible Debentures, (ii) the organization, maintenance and dissolution of NorAm Financing, (iii) the retention of the NorAm Trustees and (iv) the enforcement by the Property Trustee of the rights of the holders of the Convertible Preferred Securities. The payment of such fees and expenses will be fully and unconditionally guaranteed by NorAm.

         NorAm will have the right at all times to assign any of its respective rights or obligations under the Indenture to a direct or indirect wholly-owned subsidiary of NorAm; provided that, in the event of any such assignment, NorAm will remain liable for all of their respective obligations. Subject to the foregoing, the Subordinated Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns.
The Subordinated Indenture provides that it may not otherwise be assigned by the parties thereto.


                        EFFECT OF OBLIGATIONS UNDER THE
                    CONVERTIBLE DEBENTURES AND THE GUARANTEE

         As set forth in the Declaration, the sole purpose of NorAm Financing is to issue the Trust Securities evidencing undivided beneficial interests in the assets of NorAm Financing, and to invest the proceeds from such issuance and sale in the Convertible Debentures.

         As long as payments of interest and other payments are made when due on the Convertible Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Convertible Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Convertible Debentures will match the distribution rate and distribution and other payment dates for the Convertible Preferred Securities; (iii) pursuant to the Subordinated Indenture and the First Supplemental Subordinated Indenture, NorAm shall pay all, and NorAm Financing shall not be obligated to pay, directly or indirectly, all costs, expenses, debt and obligations of NorAm Financing (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the NorAm Trustees shall not take or cause or permit NorAm Financing to, among other things, engage in any activity that is not consistent with the purposes of NorAm Financing.

         Payments of distributions (to the extent funds therefor are available) and other payments due on the Convertible Preferred Securities (to the extent funds therefor are available) are guaranteed by NorAm as and to the extent set forth under "Description of the Convertible Preferred Securities Guarantees" in the accompanying Prospectus. If NorAm does not make interest payments on the Convertible Debentures purchased by NorAm Financing, it is expected that NorAm Financing will not have sufficient funds to pay distributions on the Convertible Preferred Securities. The Guarantee is a full guarantee on a subordinated basis with respect to the Convertible Preferred Securities issued by the Trust from the time of its issuance but does not apply to any payment of distributions unless and until NorAm Financing has sufficient funds for the payment of such distributions. The Guarantee covers the payment of distributions and other payments on the Convertible Preferred Securities only if and to the extent that NorAm has made a payment of interest or principal on the Convertible Debentures held by NorAm Financing as its sole asset. The Guarantee, when taken together with

NorAm's obligations under the Convertible Debentures, the Subordinated
Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of NorAm Financing (other than with respect to the Trust Securities), provide a full and unconditional guarantee of amounts on the Convertible Preferred Securities.

         If NorAm fails to make interest or other payments on the Convertible Debentures when due (taking account of any Extension Period), the Declaration provides a mechanism whereby the holders of the Convertible Preferred Securities, using the procedures described in "Description of the Convertible Preferred Securities -- Book -- Entry Only Issuance -- The Depository Trust Company" and "-- Voting Rights," may direct the Property Trustee to enforce its rights under the Convertible Debentures. If the Property Trustee fails to enforce its rights under the Convertible Debentures, a holder of Convertible Preferred Securities may institute a legal proceeding against NorAm to enforce the Property Trustee's rights under the Convertible Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of NorAm to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption on the redemption date), then a holder of Convertible Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, NorAm will be subrogated to the rights of such holder of Convertible Preferred Securities under the Declaration to the extent of any payment made by NorAm to such holder of Convertible Preferred Securities in such Direct Action. NorAm, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Convertible Preferred Securities. If NorAm fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Convertible Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. Any holder of Convertible Preferred Securities may institute a legal proceeding directly against NorAm to enforce such holder's right to receive payment under the Guarantee without first instituting a legal proceeding against NorAm Financing, the Guarantee Trustee, or any other person or entity.


                     UNITED STATES FEDERAL INCOME TAXATION

GENERAL

          In the opinion of Skadden, Arps, Slate, Meagher & Flom, special tax counsel to NorAm and NorAm Financing, the following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of Convertible Preferred Securities. Unless otherwise stated, this summary deals only with Convertible Preferred Securities held as capital assets by holders who purchase the Convertible Preferred Securities upon original issuance ("Initial Holders"). The tax treatment of a holder may vary depending on its particular situation. This summary does not address all the tax consequences that may be relevant to holders who may be subject to special tax treatment such as, for example, banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Convertible Preferred Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. Dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Convertible Preferred Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Convertible Preferred Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

CLASSIFICATION OF THE CONVERTIBLE DEBENTURES

         The Company intends to take the position that the Convertible Debentures will be classified for United States federal income tax purposes as indebtedness of NorAm under current law, and, by acceptance of a Convertible Preferred Security, each holder covenants to treat the Convertible Debentures as indebtedness and the Convertible Preferred Securities as evidence of an indirect beneficial ownership interest in the Convertible Debentures. No assurance can be given, however, that such position of the Company will not be challenged by the Internal Revenue Service or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the Convertible Debentures will be classified for United States income tax purposes as indebtedness of NorAm.

CLASSIFICATION OF NORAM FINANCING

          NorAm Financing will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Convertible Preferred Securities generally will be considered the owner of an undivided interest in the Convertible Debentures, and, pursuant to the agreement to treat the Convertible Debentures as indebtedness, each holder will be required to include in its gross income any OID accrued with respect to its allocable share of those Convertible Debentures.

ORIGINAL ISSUE DISCOUNT

         Because NorAm has the option, under the terms of the Convertible Debentures, to defer payments of interest by extending interest payment periods for up to 20 quarters, all of the stated interest payments on the Convertible Debentures will be treated as "original issue discount." Holders of debt instruments issued with OID must include that discount in income on an economic accrual basis before the receipt of cash attributable to the interest, regardless of their method of tax accounting. Generally, all of a holder's taxable interest income with respect to the Convertible Debentures will be accounted for as OID, and actual distributions of stated interest will not be separately reported as taxable income. The amount of OID that accrues in any month will approximately equal the amount of the interest that accrues on the Convertible Debentures in that month at the stated interest rate. In the event that the interest payment period is extended, holders will continue to accrue OID approximately equal to the amount of the interest payment due at the end of the extended interest payment period on an economic accrual basis over the length of the extended interest period.

         Because income on the Convertible Preferred Securities will constitute OID, corporate holders of Convertible Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Convertible Preferred Securities.

MARKET DISCOUNT AND BOND PREMIUM

         Holders of Convertible Preferred Securities other than Initial Holders may be considered to have acquired their undivided interests in the Convertible Debentures with market discount or acquisition premium as such phrases are defined for United States federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Convertible Preferred Securities.

RECEIPT OF CONVERTIBLE DEBENTURES OR CASH UPON LIQUIDATION OF NORAM FINANCING

         Under certain circumstances, as described under the caption "Description of the Convertible Preferred Securities -- Tax Event Redemption or Distribution," Convertible Debentures may be distributed to holders in exchange for the Convertible Preferred Securities and in liquidation of NorAm Financing. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a non-taxable event to each holder, and each holder would receive an aggregate tax basis in the Convertible Debentures equal to such holder's aggregate tax basis in its Convertible Preferred Securities.
A holder's holding period in the Convertible Debentures so received in liquidation of NorAm Financing would include the period during which the Convertible Preferred Securities were held by such holder. If, however, the related special event is a Tax Event which results in the Trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to holders of the Convertible Preferred Securities.


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

         Under certain circumstances described herein (see "Description of the Convertible Preferred Securities"), the Convertible Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Convertible Preferred Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Convertible Preferred Securities, and a holder could recognize gain or loss as if it sold such redeemed Convertible Preferred Securities for cash. See "United States Federal Income Taxation -- Sales of Convertible Preferred Securities."

SALES OF CONVERTIBLE PREFERRED SECURITIES

         A holder that sells Convertible Preferred Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Convertible Preferred Securities and the amount realized on the sale of such Convertible Preferred Securities. A holder's adjusted tax basis in the Convertible Preferred Securities generally will be its initial purchase price increased by OID previously includible in such holder's gross income to the date of disposition and decreased by payments received on the Convertible Preferred Securities. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Convertible Preferred Securities have been held for more than one year.

         The Convertible Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Convertible Debentures. A holder who disposes of his Convertible Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Convertible Debentures through the date of disposition in income as ordinary income, and to add such amount to his adjusted tax basis in his pro rata share of the underlying Convertible Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

CONVERSION OF CONVERTIBLE PREFERRED SECURITIES TO NORAM COMMON STOCK

         A holder of Convertible Preferred Securities will not recognize income, gain or loss upon the conversion, through the Conversion Agent, of Convertible Debentures into NorAm Common Stock. A holder of Convertible Preferred Securities will, however, recognize gain upon the receipt of cash in lieu of a fractional share of NorAm Common Stock equal to the amount of cash received less such holder's tax basis in such fractional share. Such a holder's tax basis in the NorAm Common Stock received upon conversion should generally be equal to such holder's tax basis in the Convertible Preferred Securities delivered to the Conversion Agent for exchange less the basis allocated to any fractional share for which cash is received, and such holder's holding period in the NorAm Common Stock received upon conversion should generally begin on the date such holder acquired the Convertible Preferred Securities delivered to the Conversion Agent for exchange.

ADJUSTMENT OF CONVERSION PRICE

         Treasury Regulations promulgated under section 305 of the Code would treat holders of Convertible Preferred Securities as having received a constructive distribution from NorAm in the event the conversion ratio of the Convertible Debentures were adjusted if (i) as result of such adjustment, the proportionate interest (measured by the quantum of NorAm Common Stock into or for which the Convertible Debentures are convertible or exchangeable) of the holders of the Convertible Preferred Securities in the assets or earnings and profits of NorAm were increased, and (ii) the adjustment was not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the conversion ratio would not be considered made pursuant to such a formula if the adjustment was made to compensate for certain taxable distributions with respect to the NorAm Common Stock. Thus, under certain circumstances, a reduction in the conversion price for the holders may result in deemed dividend income to holders to the extent of the current or accumulated earnings and profits of NorAm. Holders of the Convertible Debentures would be required to include their allocable share of such deemed dividend in gross income but will not receive any cash related thereto.

PROPOSED TAX LEGISLATION




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

          On December 7, 1995, as part of President Clinton's Seven-Year Balanced Budget Proposal, the Treasury Department proposed legislation (the "Proposed Legislation") that, among other things, would prevent companies from deducting interest on debt instruments with a maturity of more than 40 years and would treat as equity for United States federal income tax purposes instruments with a maximum term of more than 20 years that are not shown as indebtedness on the consolidated balance sheet of the issuer. On December 19, 1995, the Treasury Department issued a press release stating its intention to include as part of the Proposed Legislation transitional relief for debt instruments issued pursuant to a registration statement filed with the Securities and Exchange Commission (the "SEC") on or before December 7, 1995, to the extent of the aggregate amount of such debt instruments described in the registration statement or in contemporaneous documents of the issuer. In the case of a shelf registration statement (which registers securities for an offering to be made on a continuous or delayed basis in the future), transitional relief would be available only if the issuer had filed a prospectus supplement to the registration statement on or before December 7, 1995. If the Proposed Legislation were enacted in its current form, it would apply to the Convertible Debentures and the Convertible Preferred Securities if their maximum term were more than 20 years, and such securities would not qualify for the transition relief as presently contemplated because a prospectus supplement with respect to preferred securities of a trust was not filed as an exhibit to the shelf registration statement on or before December 7, 1995. If the Proposed Legislation were to apply to the Convertible Debentures, the United States federal income tax consequences of the purchase, ownership and disposition of the Convertible Preferred Securities would differ from those described herein. If the Proposed Legislation were to apply to the Convertible Debentures, the Company would not be able to deduct interest paid on the Convertible Debentures, which would constitute a Tax Event. A Tax Event could result in the distribution of the Convertible Debentures to holders of the Convertible Preferred Securities or, at the Company's option, redemption of the Convertible Debentures by the Company. See "Receipt of Convertible Debentures or Cash upon Liquidation of NorAm Financing." There can be no assurances as to whether or in what form the Proposed Legislation may be enacted into law or whether other legislation will be enacted that otherwise adversely affects the tax treatment of the Convertible Debentures and the Convertible Preferred Securities. The discussion herein assumes that the Proposed Legislation, if enacted, will not apply to the Convertible Debentures or the Convertible Preferred Securities.

UNITED STATES ALIEN HOLDERS

         For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership, or a non-resident fiduciary of a foreign estate or trust.

         Under present United States federal income tax law: (i) payments by NorAm Financing or any of its paying agents to any holder of a Convertible Preferred Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Convertible Preferred Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of NorAm entitled to vote, (b) the beneficial owner of the Convertible Preferred Security is not a controlled foreign corporation that is related to NorAm through stock ownership, and (c) either (A) the beneficial owner of the Convertible Preferred Security certifies to NorAm Financing or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Convertible Preferred Security in such capacity, certifies to NorAm Financing or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes NorAm Financing or its agent with a copy thereof; and (ii) a United States Alien Holder of a Convertible Preferred Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Convertible Preferred Security.

INFORMATION REPORTING TO HOLDERS

         Subject to the qualifications discussed below, income on the Convertible Preferred Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Convertible Preferred Securities by January 31 following each calendar year.

         NorAm Financing will be obligated to report annually to Cede & Co., as holder of record of the Convertible Preferred Securities, the OID related to the Convertible Debentures that accrued during the year. NorAm Financing currently intends to report such information on Form 1099 prior to January 31 following each calendar year even though NorAm Financing is not legally required to report to record holders until April 15 following each calendar year. The Underwriters have indicated to NorAm Financing that, to the extent that they hold Convertible Preferred Securities as nominees for beneficial holders, they currently expect to report to such beneficial holders on Forms 1099 by January 31 following each calendar year. Under current law, holders of Convertible Preferred Securities who hold as nominees for beneficial holders will not have any obligation to report information regarding the beneficial holders to NorAm Financing. NorAm Financing, moreover, will not have any obligation to report to beneficial holders who are not also record holders. Thus, beneficial holders of Convertible Preferred Securities who hold their Convertible Preferred Securities through the Underwriters will receive Forms 1099 reflecting the income on their Convertible Preferred Securities from such nominee holders rather than NorAm Financing.

BACKUP WITHHOLDING

         Payments made on, and proceeds from the sale of, the Convertible Preferred Securities or the Convertible Debentures distributed to holders of the Convertible Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a refund or a credit against the holder's United States federal income tax, provided the required information is provided to the Service.

         THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CONVERTIBLE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                                  UNDERWRITING

                        [TO BE PROVIDED BY UNDERWRITERS]





                                 LEGAL MATTERS

         The validity of the Convertible Preferred Securities, Convertible Debentures, the Guarantee and certain matters relating thereto and certain United States federal income taxation matters and will be passed upon for NorAm and NorAm Financing by Skadden, Arps, Slate, Meagher & Flom, New York, New York, special counsel to the Company. [The validity of the NorAm Common Stock issuable upon conversion] and [certain United States federal income taxation matters] will be passed upon for NorAm and NorAm Financing by Jones, Day, Reavis & Pogue, Dallas, Texas and Hubert Gentry, Senior Vice President, General Counsel, and Secretary of NorAm]. Certain legal matters will be passed upon for the Underwriters by __________________, _______, ______.




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